Exhibit 99.1

EMPLOYMENT AGREEMENT

This Employment Agreement, dated as of March 8, 2006 (the “Agreement”), is between Orchid Cellmark Inc., a Delaware corporation (the “Company”), and Mr. Thomas A. Bologna, who resides at the address listed at the bottom of this Agreement (“Executive”). This Agreement is intended to confirm the understanding between the Company and Executive with respect to Executive’s future employment by the Company. In consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties have agreed as follows:

1. Employment.

(a) Title and Duties. Subject to the terms and conditions of this Agreement, the Company will employ Executive, and Executive will be employed by the Company, as President and Chief Executive Officer, reporting to the Board of Directors of the Company (the “Board”). Executive will have the responsibilities, duties and authority commensurate with said positions. Executive will also perform such other services of an executive nature for the Company as may be assigned to Executive from time to time by the Board. The Company will ensure that Executive is nominated to serve as a director of the Company prior to or promptly after the execution of this Agreement.

(b) Devotion to Duties. For so long as Executive is employed hereunder, Executive will devote substantially all of Executive’s business time and energies to the business and affairs of the Company, provided that nothing contained in this Section 1(b) will be deemed to prevent or limit Executive’s right to manage Executive’s personal investments on Executive’s own personal time, including, without limitation, the right to make passive investments in the securities of (i) any entity which Executive does not control, directly or indirectly, and which does not compete with the Company, or (ii) any publicly held entity so long as Executive’s aggregate direct and indirect interest does not exceed three percent (3%) of the issued and outstanding securities of any class of securities of such publicly held entity. Except as set forth on Exhibit A hereto, Executive represent that Executive is not currently a director (or similar position) of any other for-profit entity, and Executive agrees to seek the approval of the Board prior to undertaking any such position, which approval shall not be unreasonably withheld.

(c) Subject to the Company’s policy regarding black-out periods and any applicable securities laws, Executive agrees to purchase in the open-market within six (6) months after the Commencement Date (as defined below) $10,000 worth of the common stock of the Company.

2. Term of Employment.

(a) Term. Subject to the terms hereof, Executive’s employment hereunder will commence on April 3, 2006 (the “Commencement Date”) and will continue through April 2, 2010 (the “Initial Term”); provided, that Executive’s employment hereunder will be automatically extended for additional consecutive periods of four (4) years (each, a “Subsequent Term”) unless either Executive or the Company has given written notice to the other that such automatic extension will not occur (a “Non-Renewal Notice”), which notice must be given no less than eighteen (18) months prior to the end of the relevant Initial Term or Subsequent Term. The Initial Term and any Subsequent Terms are referred to herein as the “Term.”

(b) Termination. Notwithstanding anything else contained in this Agreement, Executive’s employment hereunder will terminate upon the earliest to occur of the following:

(i) Death. Immediately upon Executive’s death;

(ii) Termination by the Company.

(A) Written notice by the Company to Executive that Executive’s employment is being terminated as a result of Executive’s incapacity or inability to further perform Executive’s duties and responsibilities as contemplated herein for ninety (90) days or more within any six (6) month period, because Executive’s physical or mental health has become so impaired as to make it impossible or impractical for Executive to perform the duties and responsibilities contemplated hereunder (determination of Executive’s physical or mental health will be determined by a medical expert appointed by mutual agreement between the Company and Executive) (such condition hereafter referred to as the “Disability”), which termination shall be effective on the date of such notice;

(B) Written notice by the Company to Executive that Executive’s employment is being terminated for Cause (as defined below) and that sets forth the specific alleged Cause for termination and the factual basis supporting the alleged Cause, which termination shall be effective on the date of such notice; or

(C) Written notice by the Company to Executive that Executive’s employment is being terminated without Cause, which termination shall be effective on the date of such notice; or

(iii) Termination by Executive.

(A) Written notice by Executive to the Company that Executive is terminating Executive’s employment for Good Reason (as defined below) and that sets forth the specific alleged Good Reason for termination and the factual basis supporting the alleged Good Reason, which termination shall be effective on the date of such notice; or

(B) Written notice by Executive to the Company that Executive is terminating Executive’s employment if such termination is for any reason other than Good Reason, which termination shall be effective thirty (30) days after the date of such notice; or

(iv) End of Term. Conclusion of the Term, so long as either party has given a timely Non-Renewal Notice.

Notwithstanding anything in this Section 2(b), the Company may at any point terminate Executive’s employment for Cause prior to the effective date of any other termination contemplated hereunder.

(c) Definition of “Cause”. For purposes of this Agreement, “Cause” shall mean that either Executive has (i) intentionally committed an act or omission that materially harms the Company; (ii) been grossly negligent in performance of Executive’s duties to the Company; (iii) committed an act of moral turpitude; (iv) committed an act of fraud or material dishonesty in discharging Executive’s duties to the Company; (v) breached any material provision of this Agreement or any nondisclosure or non-competition agreement (including the Employee Agreement attached hereto as Exhibit B), between Executive and the Company, as all of the foregoing may be amended from time to time, that results in material harm to the Company; or (vi) breached any material provision of any code of conduct or ethics policy in effect at the Company, as all of the foregoing may be amended from time to time, that results in material harm to the Company; provided, that in the case of subparagraph (ii) where such gross negligence and the effects of such gross negligence are capable of remedy by the Executive, there shall be no Cause unless the Company provides Executive with written notice reasonably detailing the purported basis for the Cause and Executive fails to remedy within thirty (30) days after his receipt of such notice.

(d) Definition of “Good Reason”. For purposes of this Agreement, “Good Reason” means the occurrence of one or more of the following without the Executive’s express written consent: (i) a substantial diminution in Executive’s title, duties, responsibilities or authority with the Company; (ii) a reduction in Executive’s salary or bonus target; (iii) the Company’s failure to timely pay or provide Executive with any salary, bonuses, benefits or other compensation due to him under this Agreement; (iv) the dissolution or liquidation of the Company or the filing of a bankruptcy petition by the Company; (v) relocation of the Company’s headquarters to a location outside of the Princeton, New Jersey area; (vi) Executive not being elected as a member of the Company’s Board of Directors, or (vii) a Change of Control (as defined below); provided, that in the case of subparagraphs (i), (ii) or (iii) there shall be no Good Reason unless Executive provides the Board with written notice reasonably detailing the purported basis for the Good Reason and the Company fails to remedy within thirty (30) days after its receipt of such notice.

(e) Definition of “Change of Control”. For purposes of this Agreement, a “Change of Control” shall occur on the date that either of the following occurs: (i) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose the Company or its affiliated entities or any Executive benefit plan of the Company); or (ii) a merger or consolidation of the Company whether or not approved by the Board, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation, or the consummation of an agreement for the sale or disposition of the Company of all or substantially all of the Company’s assets. “Substantially all of the Company’s assets” shall be deemed to include the assets of all business units and/or divisions of the Company and all of its affiliated entities. In all respects, the definition of “Change of Control” shall be interpreted to comply with Section 409A of the Internal Revenue Code of 1986, as amended, the provisions of Treasury Notice 2005-1 and Proposed Treasury Regulation Section 1.409A, and any successor statute, regulation and guidance thereto.

(f) Upon termination of Executive’s employment for any reason, if so requested by the Chairman of the Board or a majority of the Board, Executive shall immediately resign in writing as a director of the Company.

3. Compensation.

(a) Base Salary. While Executive is employed hereunder, the Company will pay Executive a base salary at the gross annual rate of $520,000 (the “Base Salary”). The Board shall review Executive’s Base Salary on at least an annual basis, and the Base Salary may be adjusted upwards (but not reduced) in the sole discretion of the Board or its designee. The Base Salary will be payable in substantially equal installments in accordance with the Company’s payroll practices as in effect from time to time. The Company will deduct from each such installment any amounts required to be deducted or withheld under applicable law or under any Executive benefit plan in which Executive participates.

(b) Bonus.

(i) Commencement Bonus. The Company will pay Executive a commencement bonus of $100,000 (the “Commencement Bonus”), less applicable taxes and deductions. The Commencement Bonus will be paid no later than thirty (30) days after the Commencement Date. If Executive’s employment hereunder is terminated either by the Company for Cause or voluntarily by Executive in the absence of a Good Reason within one (1) year of the Commencement Date, Executive will promptly repay a portion of the Commencement Bonus equal to the amount of the Commencement Bonus (less any taxes paid and/or withheld on said amount, subject to the Executive providing reasonable documentation with respect to taxes paid) multiplied by a fraction, the numerator of which equals the number of days from the effective date of such termination to the first anniversary of the Commencement Date and the denominator of which will be 365 (or the Company may withhold such amount from any payments otherwise due to Executive).

(ii) Annual Bonus. Executive will also be eligible to receive an annual performance bonus in accordance with the Orchid Cellmark Inc. Incentive Bonus Plan (or, if applicable, any successor plan) for each calendar year Executive is employed by the Company, which shall be paid (or the date for payment determined) within 2  1/2 months after the end of the calendar year to which it relates. The award and amount of any annual performance bonus shall be determined in good faith by the Board or its designee and shall be primarily based on Executive’s performance and the overall performance of the Company, measured against goals that are established by the Company and the Executive annually. The bonus target for each year will be at least fifty percent (50%) of Executive’s Base Salary in effect at the end of the calendar year to which it relates, and the amount of any annual performance bonus for 2006 shall be pro-rated based on the number of calendar days in 2006 during which the Company employs Executive. The Company and the Executive shall establish the performance goals for 2006 no later than May 31, 2006. For subsequent years, the Company and the Executive shall establish the performance goals by no later than March 31 of the year to which the goals relate.

(c) Equity Compensation.

(i) Stock Options. The Company will grant to Executive non-qualified stock options to purchase Six Hundred Thousand (600,000) shares of the common stock of the Company at an exercise price equal to the fair market value of such stock on the later of the date of approval of the options by the Company or the Commencement Date (the later of which is the “Grant Date”), which options will vest monthly in forty-eight (48) equal installments over the four (4) years following the Grant Date and, except as otherwise provided in this Agreement, subject to such other terms and conditions as set forth in the Company’s standard forms of option agreements.

(ii) Performance Based Stock. Within six (6) months of the Commencement Date, the Company and Executive shall agree upon written performance goals pursuant to this paragraph. The Company will grant and deliver to Executive 100,000 shares of common stock of the Company, at no cost to Executive, on the first business date that (A) the Executive achieves said performance goals and (B) there is an open window in which executives of the Company are permitted to sell stock.

(iii) Effect of Change of Control. Notwithstanding anything herein to the contrary, in the event of a Change of Control, all stock options held by Executive (including but not limited to the options set forth in Section 3(c)(i) above) which have not previously vested shall immediately and fully vest and shall remain exercisable for their full term, and all of Executive’s stock grants (including but not limited to the performance-based stock grant set forth in Section 3(c)(ii) above) shall be made (if said grants have not previously been made) and the shares obtained thereby shall be delivered to Executive, promptly upon the Change of Control.

(iv) Stock Plan/Board Review. The grants contemplated by (i) and (ii) shall be subject in all respects to the terms and conditions of the Orchid 2005 Amended and Restated Stock Plan or such other plan as may be in effect at the time of grant. The Company represents and warrants that Board is authorized to make the stock and option grants under the terms set forth in this Agreement pursuant to the Orchid 2005 Amended and Restated Stock Plan, and agrees that said Plan will not be amended, nor shall a new plan be implemented, which conflicts with, reduces or impairs any of Executive’s rights under this Agreement, except as required by law, rule or regulation. The Board shall review Executive’s Equity Compensation on at least an annual basis, and such compensation may be adjusted upwards (but not reduced) in the sole discretion of the Board or its designee. Executive’s stock option agreements and agreements relating to stock grants shall be consistent with and incorporate the terms of this Agreement.

(d) Fringe Benefits. In addition to any benefits provided by this Agreement, Executive shall be entitled to participate in all Executive benefit, welfare and other plans, practices, policies and programs and fringe benefits of the Company on a basis no less favorable than those provided to other similarly situated executives of the Company. Executive understands that, except when prohibited by applicable law, the Company’s Executive benefit plans and fringe benefits may be amended, enlarged, diminished or terminated by the Company from time to time, in its sole discretion.

(e) Life Insurance. The Company, at its expense, will purchase life insurance on Executive’s life in the face amount of not less than $2,000,000 (Two Million Dollars) with a beneficiary designated by Executive; provided, that Executive must complete and submit evidence of insurability as requested and required by the Company’s insurance carrier and underwriter and such coverage must be approved by the Company’s insurance carrier and underwriter. Notwithstanding the foregoing, the Company shall have no obligation to provide life insurance beyond that which is approved by the Company’s insurance carrier or underwriter. To the extent the premium payments related to such insurance are deemed to be taxable compensation to Executive, the Company will make a “double gross up” payment to Executive in order to pay for income tax imposed on Executive in connection with such premium payments.

(f) Deferred Compensation Plan. Executive shall be eligible to participate in the Orchid Cellmark Inc. Executive Deferred Compensation Plan (the “Deferred Compensation Plan”); provided, that nothing contained herein shall require the Company to maintain such a plan or benefit. During Executive’s employment, while the Deferred Compensation Plan is in effect, the Company shall, on no less frequent than an annual basis, contribute an amount equal to five percent (5%) of Executive’s Base Salary into the plan for Executive’s benefit, such contributions to be made in accordance with the Deferred Compensation Plan.

(g) Vacation. Executive will be entitled to accrue up to twenty-five (25) vacation days and five (5) sick days per year that Executive remains employed by the Company, subject to the terms of the Company’s vacation and sick leave policies, as they may be amended from time to time.

(h) Relocation.

(i) Executive and Executive’s family currently live in California. Executive agrees to use Executive’s good faith efforts to relocate Executive and Executive’s family to a principal residence within daily commuting distance by car or train of the Company’s Princeton, NJ headquarters no later than during calendar year 2007.

(ii) The Company agrees to reimburse Executive for all Relocation Expenses (as defined below) relating to such relocation, so long as the Executive is employed by the Company at the time of the relocation. Such reimbursement shall be upon presentation of reasonably detailed documentation of such Relocation Expenses. For purposes hereof, “Relocation Expenses” shall mean reasonable expenses incurred by Executive related to moving from California to the Princeton, NJ area, including, without limitation, costs of looking for a new primary residence, costs associated with finding programs for Executive’s daughter Jaclyn, costs associated with the sale of Executive’s California residence and the purchase of Executive’s new residence (including, without limitation, brokers’ commissions (up to 6%), attorney fees related to the purchase and sale of the properties, closing costs, mortgage loan fees (up to three percent (3%), temporary family living expenses, house-hunting trips, trips relating to his daughter’s programs, and the physical movement of all goods and vehicles that are in Executive’s California home). To the extent any Relocation Expenses are deemed to be taxable compensation to Executive, the Company will make a “double gross up” payment to Executive in order to pay for income tax imposed on Executive in connection with the Company’s reimbursement of Relocation Expenses. The foregoing notwithstanding, if within one (1) year of the Commencement Date, Executive’s employment with the Company is terminated either by the Company for Cause or voluntarily by Executive in the absence of a Good Reason, then Executive shall promptly pay to the Company the amount of the Relocation Expenses (excluding any “gross up” payments) multiplied by a fraction, the numerator of which equals the number of days from the effective date of such termination to the first anniversary of Executive’s Commencement Date and the denominator of which will be 365 (or the Company may withhold such amount from any payments otherwise due to Executive).

(iii) In addition, if Executive has not yet sold his current California home as of the time he purchases a new home within daily commuting distance of the Company’s Princeton, NJ headquarters, so long as the Executive remains employed by the Company, the Company shall reimburse Executive for the utilities expenses and maintenance costs (excluding any property taxes, mortgage payments, or other loan payments) related to the maintenance of his California home for six (6) months from the date his purchase of a new home within daily commuting distance of the Company’s Princeton, NJ headquarters becomes final. The Company’s obligations in this paragraph are contingent upon Executive’s good faith effort to place the California home on the market no later than the date the purchase of a new home within daily commuting distance of the Company’s Princeton, NJ headquarters is final and to sell the California home. To the extent any of the payments provided under this provision are deemed to be taxable compensation to Executive, the Company will make a “double gross up” payment to Executive in order to pay for income tax imposed on Executive in connection with such payments.

(i) Legal Fees. The Company shall promptly reimburse Executive, after receipt of appropriate documentation therefor, (i) up to $8,000 for Executive’s legal expenses related to the negotiation of this Agreement and related equity arrangements and (ii) Executive’s travel expenses relating to meetings with the Board prior to the Commencement Date. To the extent any of the payments set forth in this paragraph are deemed to be taxable compensation to Executive, the Company will make a “double gross up” payment to Executive in order to pay for income tax imposed on Executive in connection with such payments.

(j) Reimbursement of Expenses. The Company will reimburse Executive for all ordinary and reasonable out-of-pocket business expenses that are incurred by Executive in furtherance of the Company’s business in accordance with the Company’s policies with respect thereto as in effect from time to time. Until Executive relocates to the Princeton,

New Jersey area, Executive will be deemed to be based from Executive’s current home in California or current home in Massachusetts, and the Company will pay for Executive’s individual travel expenses (including, without limitation, airfare, hotel, car rental and meals) to and from Executive’s current residences to the Company’s headquarters and other offices, as well as travel expenses to visit his family, pursuant to the Company policies. To the extent any of the payments provided under this provision are deemed to be taxable compensation to Executive, the Company will make a “double gross up” payment to Executive in order to pay for income tax imposed on Executive in connection with such payments.

4. Severance Compensation.

(a) Definition of Accrued Obligations. For purposes of this Agreement, “Accrued Obligations” means (i) the portion of Executive’s Base Salary that has accrued prior to any termination of Executive’s employment with the Company and has not yet been paid; (ii) an amount equal to the value of Executive’s accrued unused vacation days; and (iii) the amount of any expenses properly incurred by Executive on behalf of the Company prior to any such termination and not yet reimbursed.

(b) Termination for Cause, in the Absence of a Good Reason, or at the Conclusion of the Term. If Executive’s employment hereunder is terminated either by the Company for Cause or by Executive in the absence of a Good Reason, or if Executive’s employment terminates as a result of the expiration of the Term, the Company will pay the Accrued Obligations to Executive promptly following the effective date of such termination and shall have no further obligations to Executive.

(c) Termination without Cause, for a Good Reason, or as a result of Executive’s Death or Disability. If Executive’s employment hereunder is terminated either by the Company without Cause or by Executive for Good Reason, or because of Executive’s death or Disability, then:

(i) The Company will pay the Accrued Obligations to Executive (or his estate) promptly following the effective date of such termination;

(ii) The Company will pay Executive a lump sum payment equal to (A) an amount equal to two (2) times Executive’s most recent Base Salary (i.e., an amount equal to two (2) times Executive’s most recent annual salary) plus (B) an amount equal to two (2) times the average of the last four (4) annual bonuses paid to Executive, or two (2) times the amount of the largest bonus paid to Executive within the last three (3) years, whichever is greater, in each case less applicable taxes and deductions;

(iii) The Company will pay Executive (or his estate) an amount equal to Executive’s annual bonus target pro-rated by the number of days worked by Executive in the last calendar year of Executive’s employment, less applicable taxes and deductions; and

(iv) The Company will continue to provide medical and dental insurance coverage for Executive, Executive’s spouse, and Executive’s daughter Jaclyn (collectively the “Insured Individuals”), at no cost to the Insured Individuals until the later of (A) thirty-six (36) months following the effective date of the termination of Executive’s employment or (B) the date which would have been the end of the current Term of this Agreement but for the earlier termination contemplated by this section (c); provided, that the Company shall have no obligation to provide these coverages for any of the Insured Individuals if Executive fails to elect COBRA benefits in a timely fashion or if Executive obtains full time employment with another employer and the Insured Individuals are eligible to receive comparable coverages through a plan maintained by such employer; and further provided, that if COBRA continuation coverage lapses for the Insured Individuals, the Company shall use its best efforts to obtain a separate policy providing comparable coverages to the Insured Individuals and, in the event that those efforts are unsuccessful, shall pay to the Executive a monthly amount equal to three (3) times the monthly premium last paid by the Company for COBRA continuation coverage for all the Insured Individuals for the applicable period as set forth herein.

(d) Effect of Termination On Equity.

(i) If Executive’s employment is terminated as a result of the Executive’s death or Disability, then immediately upon the date of Executive’s termination, all stock options held by Executive (including but not limited to the options set forth in Section 3(c)(i) above) shall immediately and fully vest and shall remain exercisable for their full term and all of Executive’s stock grants (including but not limited to the performance-based stock grant set forth in Section 3(c)(ii) above) shall be made (if said grants have not previously been made) and the shares obtained thereby shall promptly be delivered to the Executive.

(ii) If Executive’s employment is terminated by the Company without Cause or by Executive for Good Reason, then immediately upon the date of Executive’s termination, (A) to the extent that any of the Executive’s stock options (including but not limited to the options set forth in Section 3 (c)(i) above) have not vested in full, an additional number of Executive’s stock options will vest such that Executive will be vested in such number of stock options calculated as if Executive remained employed by the Company for an additional twenty-four (24) months following the date of termination of Executive’s employment, and the vested options shall remain exercisable for their full term, except as otherwise set forth in Executive’s option agreements and the applicable stock plan; and (B) to the extent that the 100,000 shares of performance based stock set forth in Section 3(c)(ii) have not been granted, the Company shall grant 50% of the stock (50,000 shares) to the Executive and shall deliver said shares to the Executive.

(iii) The Company represents and warrants that Board is authorized to make enter into the terms set forth in this Section pursuant to the Orchid 2005 Amended and Restated Stock Plan, and agrees that said Plan will not be amended, nor shall a new plan be implemented, which conflicts with, reduces or impairs any of Executive’s rights under this Agreement, except as required by applicable law. Executive’s stock option agreements and agreements relating to stock grants shall be consistent with and incorporate the terms of this Agreement.

(iv) Except as expressly set forth in this Section, in the event of termination of Executive’s employment, all unvested options shall terminate in accordance with the terms of Executive’s option agreements in effect at the time of such termination and the Executive shall not be entitled to the grant set forth in Section 3(c)(ii) if said grant has not previously been made.

(e) Release of Claims/Resignation from the Board. The Company shall not be obligated to pay Executive any of the payments or provide Executive or any other person any of the benefits set forth in Sections 4(c) or (d) unless and until Executive has (i) executed a timely separation agreement in the form that is attached hereto as Exhibit C (except that inserts shall be added as specifically noted in said separation agreement and amendments may be made if required to comply with applicable statutes, judicial decisions, rules, or regulations, or as agreed to in writing by the parties); and (ii) resigned from the Board, if so requested pursuant to Section 2(f).

(f) No Other Payments or Benefits Owing. The payments and benefits set forth in this Section 4 shall be the sole amounts owing to Executive upon termination of Executive’s employment for any reason. Executive shall not be eligible for any other payments, including but not limited to additional Base Salary payments, bonuses, commissions, or other forms of compensation or benefits. The compensation and benefits set forth in this Section shall be the sole remedy, if any, available to the Executive in the event that he brings any claim against the Company for any claims arising from or relating to the termination of his employment under this Agreement.

(g) Notwithstanding any other provision with respect to the timing of payments under Section 4, if, at the time of Executive’s termination, Executive is deemed to be a “specified employee” (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and any successor statute, regulation and guidance thereto) of the Company, then limited only to the extent necessary to comply with the requirements of Section 409A of the Code, any payments to which Executive may become entitled under Section 4 which are subject to Section 409A of the Code (and not otherwise exempt from its application) will be withheld until the first (1st) business day of the seventh (7th) month following the termination of Executive’s employment, at which time Executive shall be paid an aggregate amount equal to the accumulated, but unpaid, payments otherwise due to Executive under the terms of Section 4.

5. Confidentiality, etc. Executive agrees to sign and return to the Company the Employee Agreement attached hereto as Exhibit B concurrently with the execution of this Agreement.

6. Property and Records. Upon termination of Executive’s employment hereunder for any reason or for no reason, Executive will deliver to the Company any property of the Company which may be in Executive’s possession, including blackberry-type devices, laptops, cell phones, products, materials, memoranda, notes, records, reports or other documents or photocopies of the same.

7. Excise Taxes. If it is determined that the amounts payable to Executive under the Agreement, when considered together with any amounts payable to Executive in connection with a Change of Control, cause such payments to be treated as excess parachute payments within the meaning of Section 280G of the Code, then the Company will make an additional “double gross up” payment to Executive in order to pay for any additional tax imposed on Executive pursuant to Section 4999 of the Code.

8. General.

(a) Notices. Except as otherwise specifically provided herein, any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notices to Executive shall be sent to the last known address in the Company’s records or such other address as Executive may specify in writing. Notices to the Company shall be sent to the Company’s Chairman (with a copy to the Vice President-Law) or to such other Company representative as the Company may specify in writing.

(b) Entire Agreement. This Agreement, together with Executive Agreement attached hereto and the other agreements specifically referred to herein, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement will affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

(c) Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

(d) Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent will be deemed to be or will constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver or consent.

(e) Assignment. The Company may assign its rights and obligations hereunder to any person or entity that succeeds to all or substantially all of the Company’s business or that aspect of the Company’s business in which Executive is principally involved. Executive may not assign Executive’s rights and obligations under this Agreement without the prior written consent of the Company, provided, that in the event of Executive’s death, this Agreement shall inure to the benefit of Executive’s estate.

(f) Benefit. All statements, representations, warranties, covenants and agreements in this Agreement will be binding upon and will inure to the benefit of the parties, the Company’s successors and assigns, and the Executive’s estate, heirs and permitted assigns. For purposes of this Agreement, Executive’s spouse and Executive’s daughter Jaclyn shall be considered third-party beneficiaries. Except as specifically set forth in this Agreement, no other person or entity will be regarded as a third-party beneficiary of this Agreement.

(g) Governing Law. This Agreement and the rights and obligations of the parties hereunder will be construed in accordance with and governed by the law of State of Delaware, without giving effect to the conflict of law principles thereof.

(h) Arbitration. Any dispute arising out of this Agreement shall be resolved through final and binding arbitration. The arbitration shall be conducted under the auspices of the American Arbitration Association (“AAA”) in accordance with the rules and procedures of AAA then in effect. The arbitration shall be heard and decided by a single arbitrator. If the action is commenced by Executive, the arbitration shall take place in the State in which Executive resides. If the action is commenced by the Company, the arbitration shall take place in the State in which the Company’s headquarters are located. The decision and award of the arbitrator shall be final and binding. The prevailing party in any such arbitration shall be entitled to recover its reasonable costs and attorney’s fees incurred in connection with the arbitration.

(i) Severability. The parties intend this Agreement to be enforced as written. However, should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

(j) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and will in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

(k) Business Day. Business day shall mean any day other than a Saturday, Sunday or national holiday on which the NASDAQ stock market is not open for trading.

9. Taxation. The Executive acknowledges and agrees that Orchid does not guarantee the tax treatment or tax consequences associated with any payment or benefit arising under this Agreement, including but not limited to consequences related to Section 409A of the Code. The parties agree that where the Company is providing the Executive with a “double gross up” in this Agreement, such “double gross up” shall not apply to any income, excise or other taxes, or any other penalties or interest, imposed on the Executive pursuant to Code Section 409A. Subject to the foregoing, the term “double gross up” means that the Company will pay to the Executive an amount that is equal to the income tax, excise tax and other tax (and any interest or penalties that are not the result of an error or omission on the part of Executive or Executive’s personal tax advisor or attorney) imposed at any time on the payment itself (the “initial gross up payment”) plus an amount equal to the income tax, excise tax, and other tax (and any penalties and interest that are not the result of an error or omission on the part of Executive or Executive’s personal tax advisor or attorney) imposed at any time on the initial gross up payment. Further, to the extent any governmental taxing authority subjects Executive to an audit or otherwise in writing seeks to impose additional taxes on Executive, the Company, in addition to making the “double gross up” payments otherwise required by this Agreement, shall reimburse Executive for the reasonable attorney’s fees and tax advisor fees he incurs in connection with such audit or imposition of tax, but solely to the extent such audit, taxes, and fees relate to any payment provided to Executive by Orchid, which reimbursement payments shall also be subject to a “double gross up” payment to Executive. Notwithstanding the foregoing sentence, the Company shall have no obligation to reimburse the Executive for any fees that arise from or relate to an error or omission on the part of Executive or Executive’s personal tax advisor or attorney or relate in any way to the imposition of or attempt to impose any taxes, penalties or interest pursuant to Code Section 409A. Other than as set forth in this Agreement, the Company shall not be liable for any further tax liability imposed on the Executive. The Company and Executive agree that both will negotiate in good faith and jointly execute an amendment to modify this Agreement to the extent necessary to comply with the requirements of Code Section 409A, or any successor statute, regulation and guidance thereto; provided, that no such amendment shall increase the total financial obligation of the Company under this Agreement. The Company’s obligations to make “double gross up” payments as specifically set forth in this Agreement survive the termination of Executive’s employment with the Company.

10. Counterparts. This Agreement may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. For all purposes a signature by fax shall be treated as an original.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

11. Indemnification. The Company agrees to indemnify Executive, to the fullest extent permitted by law, rule and regulation and the Company’s by-laws (as they may be amended from time to time), from and against any and all liability, loss, damages or expenses incurred as a result of, arising out of, or in any way related to, Executive’s service as an employee, officer, director or agent of the Company. The Company further agrees to maintain in effect a directors and officers liability insurance policy (“D&O insurance”) covering Executive on terms that are reasonable and customary for senior executives in comparable positions. The Company’s obligations under this Section shall survive the termination of Executive’s employment with the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THOMAS A. BOLOGNA		ORCHID CELLMARK INC.

/s/ Thomas A. Bologna		By:	/s/ George Poste
Address:	PO Box 8426 6063 Via Posada Del Norte Rancho Santa Fe, CA 92067		Name: Dr. George Poste Title: Chairman of the Board

Exhibit A

Director of For-Profit Entity

Cylex, Incorporated

Columbia, MD 21045

Medical Device Group, Inc.

Poway, CA 92064

Quorex Pharmaceuticals, Inc. (inactive)

Carlsbad, CA 92011

Exhibit B

Orchid Cellmark Inc.

Employee Agreement

In consideration of my employment by Orchid Cellmark Inc. or its affiliates (collectively, the “Company”) and the compensation provided to me, I acknowledge and agree as follows:

I. Intellectual Property

A. The Company will own all right, title and interest in and to all inventions, improvements, discoveries, writings, art, algorithms, computer codes and programs, mask works, business methods, proprietary information, including trade secrets, and other intellectual property I may make, conceive, create or author, either alone or jointly with others, as a result of my employment, and such intellectual property as I may make, conceive, create or author, either alone or jointly with others, which relates to the research or business interests, present or prospective, of the Company (“Intellectual Property”), regardless of whether the Intellectual Property is patentable, copyrightable or protectable by any other intellectual property right. All copyrightable Intellectual Property are works “made for hire” as defined or understood under the United States Copyright Act (17 USC §§ 100 et seq.), and the Company will be the author thereof for all purposes of the United States Copyright Act and otherwise.

B. I will promptly disclose to the Company all Intellectual Property as I make, conceive, create or author it.

C. I will and do hereby assign to the Company all my right, title and interest in and to the Intellectual Property (including works not considered “works for hire”), and will assist the Company (at its expense) in every proper manner, during and after the term of my employment, to obtain, perfect, protect and enforce its rights in the Intellectual Property.

D. Further, I hereby irrevocably appoint the Company and its duly authorized officers and agents as my attorneys-in-fact to act for and on my behalf and instead of me, to execute all documents and papers, including any application for patent, copyright or mask work, and to do all other lawfully permitted acts reasonably necessary to assign or otherwise transfer and perfect my right, title and interest in and to the Intellectual Property to and in the Company, and to obtain, perfect, protect and enforce its rights in the Intellectual Property.

II. Excluded Intellectual Property

For my own protection of my prior existing rights, I have fully described on Annex A all the inventions, improvements, discoveries, writings, art, algorithms, computer codes and programs, mask works, business methods, trade secrets and other intellectual property that may relate to the research or business interests, present or prospective, of the Company, which I made, conceived created or authored, either alone or jointly with others, prior to my term of employment with the Company which I wish to be excluded from this Agreement. The number of items to be excluded is              all of which are described on Annex A which consists of              pages of description and drawings. The descriptions in Annex A are sufficiently complete to enable qualified persons to distinguish between the intellectual property excluded from this Agreement and any Intellectual Property subject to this Agreement and include all U.S. and foreign patent and patent application numbers, of which I am aware, corresponding to the described items.

III. Confidentiality

A. In addition to the Intellectual Property I may produce, the Company, in reliance on my compliance with the terms of this Agreement, will disclose or allow me access to confidential or proprietary technical or business information of the Company, or confidential or proprietary technical or business information of a third party, in written, oral, electronic and/or other forms (collectively, “Confidential Information”). Neither during the term of my employment, nor at any time thereafter, will I, directly or indirectly, without prior written authorization from the Company, disclose or use, except in my performance of my duties for the Company, any Confidential Information.

B. Upon termination of my employment, or at any time at the request of the Company, I will return all documents, whether in written or electronic form or saved on any retention device whatsoever, recorded material in any media, and any property of the Company, and all documents, recorded material and any property of a third party, and all copies thereof, which I acquired from the Company or which I produced during or as a result of my employment. I also will not retain any copies, notes or abstracts of any of the foregoing.

C. If at any time during or after my employment, I am uncertain whether any information is Confidential Information, I will consult with the Company before disclosing any such information. Further, if I am solicited to disclose or use any Confidential Information for another party, I will inform the Company in writing (by certified mail, if after my employment) and consult with an officer, or designated representative of the Company, to determine whether the information is Confidential Information.

D. I further agree that I will not disclose to the Company or use in the performance of my duties any confidential or proprietary information of any other party, including, without limitation, any former employer, unless permitted by agreement between the Company and the other party.

E. In the event that I become legally compelled to disclose any Confidential Information, I will provide the Company with prompt notice so that the Company may seek a protective order or other appropriate remedy.

F. I understand that the terms of this Agreement are in addition to, and not in lieu of, any other contractual, statutory or common law obligations that I may have relating to the protection of the Company’s Confidential Information.

IV. Conflicts of Interest/Non-Solicitation

A. I acknowledge that Confidential Information has been and will be developed by the Company at substantial investment of time, effort and money and that such Confidential Information would be usable by me to cause harm to the Company. Further, in the course of my employment, I acknowledge that I will be introduced to customers and others with important relationships to the Company. I acknowledge and agree that any and all “goodwill” created through such introductions belongs exclusively to the Company, including, but not limited to, any goodwill created as a result of direct or indirect contacts or relationships between myself and any customers, vendors and other key relationships of the Company.

B. During the period in which I am employed by or provide services for or at the request of the Company and for a period of one (1) year following the termination of my employment with or provision of services to the Company (collectively, the “Period”), I will not, for myself or on behalf of any other person or entity, directly or indirectly, solicit, contact or do business with (or attempt to solicit, contact or do business with) any person or entity which was a customer or client of the Company, while I was employed by the Company.

C. During the Period, I agree that I will not, either individually or on behalf of or through any third party, directly or indirectly, hire or retain (or attempt to hire or retain) any Company employee or consultant, or entice, solicit or encourage (or attempt to entice, solicit or encourage) any Company employee or consultant to leave the Company, nor will I, directly or indirectly, be involved in the hiring, retaining or recruitment of any Company employee or consultant. This section shall prohibit the aforesaid activities by me with respect to any person both while such person is an employee or consultant of the Company and for six (6) months thereafter.

D. During the period in which I am employed by or provide services for or at the request of the Company and at all times following the termination of my employment with or provision of services to the Company, I agree not to, directly or indirectly, take any action intended or which may reasonably be expected, directly or indirectly, to impair the goodwill or business reputation or good name of the Company or to be otherwise detrimental to the interests of the Company, including without limitation any action intended or which may be reasonably expected, directly or indirectly, to benefit a competitor of the Company; provided the foregoing sentence itself shall not restrict me in any future employment.

V. Reasonable Restrictions.

A. I understand that the breach by me of any provision of this Agreement would cause irreparable harm to the Company and that the remedies available to the Company at law for any such breach may be inadequate. Therefore, I agree and consent that the Company is entitled to temporary or permanent injunctive relief, and/or an order of specific performance, in any proceeding which may be brought to enforce any provision of this Agreement, without the necessity of proof of actual damage or the providing of any bond, in addition to any other remedies that may be available to the Company at law. I agree to indemnify and reimburse the Company for all costs and expenses (including, without limitation, reasonable attorney’s fees) incurred by the Company in connection with or as a result of any breach or threatened breach by me of any provision of this Agreement.

B. I further recognize and acknowledge that (i) the types of activities which are prohibited by this Agreement are narrow and reasonable in relation to the skills which represent my principal salable asset both to the Company and to other prospective employers and (ii) the geographical and temporal scopes of the restrictions in this Agreement are reasonable, legitimate and fair to me in light of the Company’s business needs and in light of the limited restrictions.

VI. Prior Employment

My performance of my duties to the Company during my employment does not conflict with and will not be constrained in any manner by any contract or restriction applicable to me, or by any prior or current employment or business relationship. I have not entered into any agreement that will prevent my full compliance with the terms of this Agreement except as I have fully described on Annex B and to which I have attached a true copy of that agreement. The number of agreements described on Annex B is             , which Annex B consists of              pages of description and attachments.

VII. Survival of Agreements.

A. My acknowledgements and agreements set forth in this Agreement will survive the

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termination of my relationship with the Company, regardless of the reason for that termination. Further, should I transfer between any affiliates of the Company, wherever situated, or be promoted or reassigned, all terms of this Agreement shall continue to apply with full force.

B. The Company may notify others, including, without limitation, customers of the Company, any of my future or prospective employers or other third parties, of the terms of this Agreement, without my further consent, and may provide such parties with a copy of this Agreement.

VIII. Miscellaneous

A. This Agreement sets forth the entire and complete understanding and agreement I have with the Company relating to its subject matter and supersedes all other oral or written representations, agreements and understandings on this subject matter. The terms of this Agreement may not be waived, amended or superseded except by a written amendment that refers to this Agreement and is signed by both me and an officer of the Company. The Company may assign its rights and obligations under this Agreement at its sole discretion. As this Agreement is personal to me, I understand that I may not assign my rights and obligations under this Agreement, but this Agreement shall be binding upon my legal representatives, executors and heirs. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties and shall inure to the benefit of any successors and/or permitted assigns of the parties.

B. THE FORMATION, INTER- PRETATION, COMPLIANCE, AND PERFORMANCE OF THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW JERSEY, excluding its conflict of law rules. Any action, demand, claim or counterclaim relating to the terms and provisions of this Agreement, or its breach, shall be commenced in New Jersey in a court of competent jurisdiction. I agree that venue shall exclusively lie in New Jersey. I also agree that any action, demand, claim or counterclaim related to or arising under this Agreement shall be resolved by a judge alone, and I waive and forever renounce the right to a trial before a civil jury.

C. If any provision of this Agreement is found invalid or unenforceable, the remainder of the provisions will remain valid and enforceable. Further, while I acknowledge that the restrictions contained in Sections IV and V of this Agreement are reasonable, in the unlikely event that any court should determine that any of the restrictive covenants contained therein are unenforceable because of the geographic or temporal scope or any other basis, such court shall have the power to reduce the area or duration of the provision or otherwise amend it and, in its reduced form, the provision shall then be enforceable and enforced.

D. I have been furnished with a copy of this Agreement prior to my signing. I have carefully read all of the provisions of this Agreement and I understand each and all of the provisions. I have had the opportunity to seek independent business advice and legal counsel regarding this Agreement and my obligations hereunder. I will fully and faithfully comply with all the provisions and obligations of this Agreement.

E. I agree that any notice or other communication to me under this Agreement may be given by hand, certified mail or overnight carrier to my most recent address of record with the Company. I acknowledge that the failure of the Company at any time to require performance by me of any provision of this Agreement shall not affect in any way the Company’s full right to require such performance at any time thereafter, nor shall a waiver of any provision by the Company be taken or held to be a waiver of future performance under the waiver of any other provision of this Agreement. I agree that the captions of this Agreement are for convenience only and in no way shall be used to define, limit or affect the interpretation of this Agreement or any provision hereof.

F. For purposes of this Agreement, the term “directly or indirectly” shall be construed in its broadest sense and shall include the activities of the members of my immediate family or any partnership or any similar entity in which I am involved, and the term “customer” shall mean any person or entity to which the Company has sold services during the one-year period prior to the date I cease being employed by the Company and any persons or entities targeted or contacted by the Company for the purpose of selling such services during such one-year period.

Name (type or print)

Signature Date

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EXHIBIT C

FORM OF SEVERANCE AGREEMENT AND GENERAL RELEASE

This Severance Agreement and General Release (the “Agreement”), is between Orchid Cellmark Inc., a Delaware corporation (the “Company”), and Mr. Thomas A. Bologna, who resides at the address listed at the bottom of this Agreement (“Executive”). This Agreement is intended to confirm the understanding between the Company and Executive with respect to the termination of the Executive’s employment with the Company. In consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties have agreed as follows.

1.	Termination Date. The Executive’s last day of employment with Orchid will be (the “Termination Date”).

2.	General Benefits. Upon the Termination Date, the Executive will be entitled to the following general benefits:

a.	All salary through the Termination Date will be paid in accordance with Orchid’s normal payroll procedure.

b.	All accrued unused vacation pay, less all applicable federal, state and local deductions, which will be included in the Executive’s final paycheck for the period through the Termination Date, and paid separately from any severance benefits.

c.	All group-term life insurance, long-term disability, short-term disability, medical, dental and vision insurance, and other welfare benefits terminate in accordance with the provisions of the applicable plans. The Executive may be entitled to individual conversion privileges under the various policies and applicable law. Orchid will provide information to the Executive regarding all individual conversion rights.

d.	The Executive will be entitled to a distribution of all vested benefits under the Orchid BioSciences, Inc. 401(k) Employee Savings Plan (the “Section 401(k) Plan”), in accordance with the provisions of the Section 401(k) Plan. The amounts thereof shall be determined as of the Termination Date. Any payroll deduction or Orchid-funded match contributed to the Section 401(k) Plan will cease as of the Termination Date. Severance benefits set forth in Section 3 will not be treated as “Compensation” for purposes of Employee Salary Reduction Contributions to the Section 401(k) Plan.

e.	The Executive may be entitled to state unemployment benefits in accordance with applicable law. Orchid will not contest any claim for unemployment benefits. However, nothing in this Agreement shall prohibit Orchid from responding truthfully to any inquiries from any state agencies seeking information in connection with the payment of any unemployment benefits.

3.	Additional Benefits.

a.	In consideration for Executive’s agreement to be bound by the terms and obligations set forth in this Agreement, Orchid will provide the Executive with the following additional severance benefits:

[Severance and equity as applicable pursuant to the terms of the Employment Agreement in effect at time of termination to be inserted here.]

b.	Except as specifically set forth in Section 2 and this Section 3, no benefits, bonuses, or additional compensation (including, without limitation, the right to participate in the Section 401(k) Plan, the Stock Plans, the Orchid Severance Plan, any Management Incentive Plan/Bonus Plan, or any other plan document, any disability insurance plan, or any other similar plans of Orchid or its Related Entities that Executive participated in at any time during Executive’s employment with Orchid or its Related Entities) shall be available or payable to Executive after the Termination Date. Nothing contained in Section 2 or this Section 3 shall be deemed to be an amendment, modification or supplement to any of the foregoing plans or documents or any stock options agreements between Executive and Orchid.

4.	Adequate Consideration. The Executive agrees that the promises made by the Company in this Agreement are adequate and sufficient consideration for the Executive’s promises and agreements hereunder, including but not limited to the General Release and Covenant Not to Sue set forth in Sections 7 and 8 below.

5.	Return of Property. To the extent the Executive is in the possession of any Orchid property, including without limitation personal computers, fax machines, scanners, copiers, cellular phones, Blackberry devices, Orchid credit cards, cars, and any documents, files, correspondence and related materials (either of Orchid, Orchid clients, or otherwise), the Executive agrees to return all such property to Orchid on or before the Termination Date.

6.	Expense Accounts and Reports. The Executive will be allowed to submit a final expense report and accounting to Orchid within six (6) weeks after the Termination Date, and will receive reimbursement from Orchid, if any, in accordance with all corporate policies and procedures.

7.	General Release.

a.	In exchange for the good and valuable consideration provided by Orchid in this Agreement, the Executive hereby irrevocably and unconditionally, on behalf of the Executive and the Executive’s heirs, executors, administrators, successors and assigns (collectively, the “Releasors”), forever releases and discharges Orchid, its subsidiaries, affiliates and Related Entities (as defined below), and all officers, directors, agents and employees of the foregoing (collectively, the “Released Group”), from all claims, grievances, liabilities, actions, damages, demands and lawsuits of any kind whatsoever (collectively, “Claims”), in law or at equity, which the Releasors had, now have or hereafter may have against the Released Group or any of them, and agrees that he has waived the Releasors’ right to assert any such Claim, arising out of facts or events occurring prior to Executive’s execution of this Agreement.

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b.	Without limiting the foregoing general waiver and release, the Executive specifically waives and releases the Released Group from any Claim arising from or related to the Executive’s employment relationship with the Company or the termination thereof, including, without limitation: (a) claims under any state or federal discrimination fair employment practices or other employment related statute, regulation or executive order (as they may have been amended through the Separation Date), including the Age Discrimination in Employment Act and the New Jersey Law Against Discrimination; (b) claims under any local, state or federal securities law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other state or local securities statutes and regulations; (c) claims under any other state or federal employment related statute, regulation or executive order (as they may have been amended through the Separation Date; (d) claims under any state or federal common law theory; and (e) any other Claim arising under local, state or federal statutory, regulatory or common law.

c.	Notwithstanding the foregoing, this section does not release Orchid from any obligation expressly set forth in this Agreement, does not act as a waiver or release of the Executive’s right, if any, to individual conversion privileges under any medical, dental, long term disability, life insurance, and other welfare program, does not act as a waiver or release of any claims that the Executive cannot by law waive or release, and does not prohibit the Executive from challenging the validity of this release under the federal Age Discrimination in Employment Act (“ADEA”), filing a charge or complaint of age discrimination with the federal Equal Employment Opportunity Commission (“EEOC”), or participating in any investigation or proceeding conducted by the EEOC. In addition, nothing in this release or this Agreement shall limit the Released Group’s right to seek immediate dismissal of such charge or complaint on the basis that the Executive’s signing of this Agreement constitutes a full release of any individual rights under the ADEA or other laws, or to seek recovery from the Executive, to the extent permitted by law, of the Consideration provided to the Executive under this Agreement in the event that the Executive successfully challenges the validity of this release and prevails on the merits of a claim under the ADEA or other laws.

d.	For purposes of this Agreement, the term “Related Entities” will include any corporation, partnership or other entities within Orchid’s “single employer” group as defined under Section 414 of the Internal Revenue Code (the “Code”), Orchid’s controlled group under Section 1563 of the Code, any 50% joint venturer or any other applicable provisions of the Code, whether foreign or domestic entities.

e.	Notwithstanding anything herein to the contrary, this Agreement shall not waive or release the Executive’s right to (a) indemnification pursuant to Section 11 of the Employment Agreement between Executive and the Company and (b) any gross up payments due pursuant to the Employment Agreement. The Company’s obligations to indemnify Executive, and to make “double gross up” payments as specifically set forth in the Employment Agreement, survive the execution of this Agreement and are incorporated herein by reference.

8.	Covenant Not to Sue. The Executive agrees that the Releasors will not file any Claim against the Released Group or any of them based upon any act or event which Executive has released or

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discharged under this Agreement. In the event any Claim is filed, brought or pursued by others in the Executive’s name or on the Executive’s behalf by or before any federal, state, or local agency or court, the Executive hereby waives the right to any damages or other relief from any such action. This paragraph does not apply to a challenge made by the Executive to the knowing and voluntary nature of the Executive’s waiver of claims under the ADEA.

9.	Non-Admission of Liability. The use and entry into this Agreement by Orchid does not signify any liability by Orchid or any Related Entities. Neither execution of this Agreement nor the fact of this Agreement shall entitle Executive to be deemed a prevailing party under any statute or Claim, and Executive expressly waives any right to assert that Executive is entitled to recover attorney’s fees as a prevailing party.

10.	Period for Review and Consideration of Agreement. The Executive understands that the Executive will be given a period of 21 days to review and consider this Agreement before signing it. The Executive further understands that the Executive may wait up to 21 days prior to signing the Agreement, or may also execute the Agreement prior to the expiration of the 21 day review period. In the event that the Executive has not returned a signed copy of this Agreement to the Company within 21 days of receipt, the Company will assume that the Executive has elected not to sign this agreement and the offered terms contained herein will lapse.

11.	Taxation. Orchid does not guarantee the tax treatment or tax consequences associated with any payment or benefit arising under this Agreement, including but not limited to consequences related to Section 409A of the Code.

12.	Encouragement to Consult Attorney. By signing this agreement, the Executive is giving up important rights; therefore the Executive is strongly advised to consult with an attorney of the Executive’s choosing before signing this Agreement. By signing this Agreement, Executive certifies that Executive has carefully read the terms of this Agreement, understands them, and has voluntarily entered into this Agreement with the intention of releasing all Claims, if any, recited herein, in exchange for the consideration described herein. The Executive further certifies that neither Orchid, nor any of its agents, representatives or attorneys has made any representations to the Executive concerning this Agreement other than those contained herein.

13.	Right to Revoke Agreement. The Executive may revoke this Agreement within seven (7) days of the Executive’s signing of this Agreement. If this Agreement has not been revoked within such 7-day period it becomes effective on the 8th day. Revocation can be made by delivering a written notice of revocation to General Counsel, Orchid Cellmark Inc., 4390 US Route 1 North, 1st Floor, Princeton, NJ 08540. For this revocation to be effective, written notice must be received by Orchid no later than close of business on the 7th day after the Executive signs this Agreement.

14.	Trade Secrets, Confidential and/or Proprietary Information. The Executive hereby reaffirms his obligations to fully abide by the executed Orchid Cellmark Inc. Employee Agreement, a copy of which is attached to this Agreement as Exhibit A and which shall survive the signing of this Agreement and is incorporated herein by reference. [Agreement to be attached shall be Executive’s signed Employee Agreement.]

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15.	Non-Defamation. The Executive agrees that the Executive will not, directly or indirectly, deprecate, impugn or otherwise make any remarks that would tend to or be construed to tend to defame Orchid, or its officers, directors or employees, or its or their reputation, nor will the Executive assist any other person, firm or company in engaging in such activities. Without in any way limiting the foregoing, the Executive also agrees not to make any public statements (whether oral or written) regarding his termination from Orchid, or to make any statements (whether oral or written) to the media, any shareholders of Orchid, or any analysts, regarding Orchid, or its officers, directors or employees, other than as expressly authorized by Orchid in writing. Notwithstanding the above, nothing in this paragraph shall interfere with the Executive’s ability to comply with legal process or the requirements of applicable federal or state laws or regulations. The Company agrees that its officers and directors shall not deprecate, impugn, or otherwise make any remarks that would tend to or be construed to tend to defame the Executive or his reputation; provided, that nothing in this paragraph shall interfere with the Company’s ability to comply with legal process, the requirements of applicable federal or state laws or regulations (including but not limited to applicable federal or state securities laws or regulations) or the requirements of governmental entities (including but not limited to any securities exchange, quotation system or over-the-counter market on which the Company has its securities listed or traded), to fulfill its public disclosure obligations, or to conduct its business.

16.	Successors. This Agreement shall be binding upon and inure to the benefit of the Executive and the Company, the Company’s successors and assigns, and Executive’s estate, heirs and assigns.

17.	Entire Agreement. Except as specifically set forth herein, this Agreement, including Exhibit A, constitutes the entire agreement between the Executive and Orchid concerning the subject matter hereof, and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof, whether oral or written. The parties agree that no promises have been made concerning the subject matter hereof other than as set forth in this Agreement.

18.	Waivers. A waiver by either party of any term or condition of this Agreement in any instance will not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof. All rights, remedies, undertakings or obligations contained in this Agreement will be cumulative and none of them will be in limitation of any other right, remedy, undertaking or obligation of either party. This Agreement may only be amended or modified, or a provision hereof waived, in a writing signed by both Executive and a duly authorized officer of Orchid.

19.	Execution of Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

20.	Severability Clause; Headings. If any one or more provisions contained in this Agreement will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement, but this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Headings to the sections of this Agreement are inserted for convenience of reference only and shall not be used to interpret this Agreement.

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21.	No Release of Future Claims. This Agreement does not waive or release any rights or claims that the Executive may have under the ADEA which arise after the effective date of the Agreement, if applicable.

22.	Arbitration/Choice of Law. The Executive and Orchid agree that this Agreement and any interpretation thereof will be governed by the laws of the State of [state where Company’s headquarters are located], without giving effect to conflict of law principles, except as preempted by ERISA. Any dispute arising out of this Agreement shall be resolved through final and binding arbitration. The arbitration shall be conducted under the auspices of the American Arbitration Association (“AAA”) in accordance with the rules and procedures of AAA then in effect. The arbitration shall be heard and decided by a single arbitrator. If the action is commenced by Executive, the arbitration shall take place in the State in which Executive resides. If the action is commenced by the Company, the arbitration shall take place in the State in which the Company’s headquarters are located. The decision and award of the arbitrator shall be final and binding. The prevailing party in any such arbitration shall be entitled to recover its reasonable costs and attorney’s fees incurred in connection with the arbitration.

THE EXECUTIVE ACKNOWLEDGES THAT THE EXECUTIVE HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT.

THOMAS A. BOLOGNA	ORCHID CELLMARK INC.

By:
Signature		Name:
Address:		Title:

Date:		Date:

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